Exhibit 10.31(c)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm if publicly disclosed.

AMENDMENT NO. 2 TO MASTER XRP COMMITMENT TO SELL AGREEMENT

(Automated Wallet Funding)

This Amendment No. 2 (this “Amendment”) supplements and amends the Master XRP Commitment to Sell Agreement between Ripple Labs Singapore Pte. Ltd. (“Company”) and Tranglo Pte. Ltd., a company incorporated in Singapore (“Purchaser”) dated 11 March 2022 (the “Agreement”) and this Amendment shall be effective as of May 24th 2022 (the “Amendment Effective Date”). Any capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

WHEREAS, the Parties wish to amend the Agreement to incorporate a new product from the Company that provides for automated wallet funding by Company of Committed XRP into the Bailment Account in accordance with the terms and conditions set forth herein (“AWF”).

Amendment to Section 1(b) of the Agreement and Incorporation of New Section 1(k)

The Parties agree as follows:

1.	The following provisions shall be incorporated after Section 1(b) heading of the Agreement:

“(A)	Automated Wallet Funding Service (“AWF”)

(i)	Notwithstanding anything to the contrary set forth in Section 1(b)(B)(i), unless otherwise agreed by the Parties in writing or where AWF service is not available, the Parties agree that the delivery of Committed XRP under the Agreement shall be made by way of AWF service in accordance with Section 1(b)(A)(ii) below and the Parties shall not be required to execute a Terms of XRP Commitment in order to initiate a Commitment.

(ii)	Company shall ensure that Committed XRP are available in the Bailment Account for purchase by the Purchaser by using commercially reasonable efforts to deliver the Committed XRP to the Bailment Account at a frequency and volume that Company anticipates will meet Purchaser’s needs based on proprietary software that considers, among other things, Purchaser’s historical usage and planned increases communicated to Company by Purchaser in writing; provided, however, Company shall not be required to deliver Committed XRP in an amount that exceeds the maximum aggregate cap on Commitments set forth in Section 1(a) of the Agreement.

(iii)	The Maturity Date for Committed XRP delivered to the Bailment Account pursuant to AWF shall be 90 days from the applicable date of delivery.

(iv)	Each Party reaffirms the disclaimers, limitations and reservations set forth in Section 5 of the Agreement and such disclaimers, limitations and reservations shall apply to the application of AWF; provided, however, that Company’s aggregate liability to Purchaser arising from or in connection with the use of AWF service shall in no event exceed US$[***].

(v)	Either Party may notify the other Party in writing to suspend or terminate the AWF service and such notice shall be deemed effective two (2) Business Days after receipt in accordance with the notice provision of the Agreement. Any such notice to the Company shall be sent to awf@ripple.com. Upon the effectiveness of such notice, the terms and conditions set forth in Section 1(b)(A) of this Agreement shall no longer apply as to any transactions occurring after the effective date of said notice; and the Parties shall sell and purchase the XRP in accordance with Section 1(b)(B) of this Agreement with respect to any transactions occurring after such date.

(B)	Written Confirmation”

2.	The following new Section 1(k) shall be incorporated into the Agreement:

“(k) Return of Unpurchased XRP and/or Other Assets pursuant to Section 1(i) or 1(j) of the Agreement prior to the Maturity Date shall be initiated by Purchaser notifying Company in writing. Company shall provide an address to Purchaser where such assets shall be sent.”

Interpretation and Effect of Amendment

The Parties agree to amend and supplement certain terms and conditions in the Agreement as set forth herein. All terms and conditions not amended and supplemented by this Amendment shall remain in full force and effect. In the event of any inconsistency between the provisions of this Amendment and the Agreement, the provision of this Amendment shall prevail.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment through their duly authorized officers effective as of the Amendment Effective Date.

PURCHASER		COMPANY

TRANGLO PTE. LTD.		RIPPLE LABS SINGAPORE PTE LTD.

By:	/s/ Lee Yuan Hui	By:	/s/ Brad Awaya

Name:	Lee Yuan Hui	Name:	Brad Awaya

Title:	Director	Title:	Treasurer

Date:	5/25/2022	Date:	5/24/2022

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